UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

_________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934.

Date of Report: (Date of Earliest Event Reported) January 17, 2020 (January 16, 2020)

PANHANDLE OIL AND GAS INC.

(Exact name of registrant as specified in its charter)

OKLAHOMA	001-31759	73-1055775
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

5400 North Grand Blvd.,
Suite 300
Oklahoma City, OK		73112
(Address of principal executive offices)		(Zip code)

(405) 948-1560
(Registrant’s telephone number including area code)

Not Applicable
(Former name or former address if changed since last report)

Securities registered pursuant in Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.01666 par value	PHX	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☐

________________________________________________________________________

ITEM 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 17, 2020, Panhandle Oil and Gas Inc. (the “Company”) announced the appointment of Chad L. Stephens as Chief Executive Officer of the Company, effective January 16, 2020. Mr. Stephens previously served as Interim Chief Executive Officer of the Company and currently serves as a member of the Company’s board of directors (the “Board”).

Mr. Stephens, 64, had served as the Company’s Interim Chief Executive Officer since August 2019. Mr. Stephens previously served as Senior Vice President – Corporate Development of Range Resources Corporation, an independent natural gas company (“Range Resources”), a position he held from 2002 until his retirement effective December 31, 2018. Mr. Stephens joined Range Resources in 1990 as Senior Vice President – Southwest. While at Range Resources, he was responsible for the origination, valuation and acquisition or divestiture of over $6.0 billion of oil and gas producing properties. Mr. Stephens served on the internal hedging committee and was responsible for the oversight of all gas, oil and NGL marketing and sales for Range Resources. Mr. Stephens holds a Bachelor of Arts degree in Finance and Land Management from the University of Texas. He was appointed to the Board in 2017 and previously served as its Lead Independent Director.

The Company does not have a written employment agreement with Mr. Stephens. Mr. Stephens will receive an initial annual base salary of $345,000, to be reviewed at least annually by the Compensation Committee of the Board. Mr. Stephens will receive a signing bonus of $500,000 in the form of a restricted stock award with a three-year cliff vesting period. If a change-in-control were to occur, the restricted stock award would fully vest. If termination were to occur for any reason other than “for cause,” vesting of the restricted stock would be pro-rata. Mr. Stephens will be eligible for an annual cash bonus based on the Company’s financial and operating performance and subjective performance goals, with a target cash bonus award of 100% of his base salary (for a target cash bonus of $345,000). Mr. Stephens will also be eligible to participate in the Company’s long-term incentive programs available to executive officers of the Company, including the Company’s Amended 2010 Restricted Stock Plan and the Employee Stock Ownership and 401(k) Plan and Trust Agreement (the “ESOP Plan”). Mr. Stephens’ target performance-based long-term incentive stock award for 2020 is equal to 155% of his annual base salary (for a target performance-based long-term incentive opportunity of $534,750). Additionally, Mr. Stephens is eligible to participate in the health and welfare benefits available to all Company employees.

Mr. Stephens will enter into a Change-in-Control Executive Severance Agreement (“Change-in-Control Agreement”) with the Company. Under such Change-in-Control Agreement, if, within two years following a change-in-control event, the Company terminates Mr. Stephens’ employment without cause or he resigns for good reason as defined in the Change-in-Control Agreement, he would be entitled to a severance payment, payable as a lump sum, in cash, following his termination, in an amount equal to (i) two times the average base salary paid to him and contributions made by the Company to its ESOP Plan on his behalf during the two calendar years preceding the change-in-control event (or the annual average of any shorter period) plus (ii) two times his target bonus amount for the calendar year in which the change-in-control occurs (or, if not yet determined for that year, two times his targeted bonus for the preceding calendar year). Further, under the Change-in-Control Agreement, if Mr. Stephens qualifies, and the Company is required to provide coverage under COBRA, the Company also would be required to reimburse Mr. Stephens for the costs of purchasing continuing coverage under COBRA for him and his dependents for as long as he qualifies for COBRA coverage. The foregoing description of the Change-in-Control Agreement is qualified in its entirety by reference to the Change-in-Control Agreement, which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Additionally, Mr. Stephens will be entitled to participate in all employee benefit plans, practices and programs that are generally made available to executive officers of the Company.

There are no arrangements or understandings between Mr. Stephens and any other person pursuant to which he was selected as Chief Executive Officer. There are no family relationships between Mr. Stephens and any of the Company’s directors or executive officers, and there are no relationships between Mr. Stephens and the Company that would require disclosure under Item 404(a) of Regulation S-K of the Securities Exchange Act of 1934, as amended.

ITEM 7.01    Regulation FD Disclosure

On January 17, 2020, the Company issued a press release announcing the appointment of Chad L. Stephens as Chief Executive Officer.

A copy of this press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference. This information shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and is not incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

ITEM 9.01   Financial Statements and Exhibits

(d)  Exhibits

Exhibit

NumberDescription

10.1*Change-in-Control Agreement

99.1*Press Release dated January 17, 2020

*Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PANHANDLE OIL AND GAS INC.

		By:	/s/ Chad L. Stephens
Chad L. Stephens,
Chief Executive Officer

DATE:	January 17, 2020